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                                                                EXHIBIT 10.29
[KETTLE LOGO]
                                                        KETTLE RESTAURANTS, INC.
- --------------------------------------------------------------------------------


Via FAX No.  (310) 479-0461                     February 28, 1995

Mr. Dennis R. Ascher, Vice President
Foothill Capital Corporation
11111 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025-3333

Re: Sale of "Kettle" Unit #065, Houston, Harris County, Texas (the "Property") for a gross sale price of $435,000 (the "Gross Sale Price"), and lease by Kettle Restaurants, Inc. ("Kettle") of the Property from the purchaser for a term of up to twenty (20) years at a rental rate not to exceed $5,800.00 per month (the "Lease")

Dear Dennis:

     The purpose of this letter is to confirm our understanding that Foothill Capital Corporation ("Foothill") has consented to the sale by Kettle of the Property, and to the release of the Property from the liens of the First Indenture (as defined on Exhibit "A" attached hereto and incorporated herein by this reference for all purposes), and to the referenced Lease, on the following terms:

1. The Net Proceeds of such sale shall be utilized by Kettle to purchase, for 100%, of their par value, a portion of the 15-7/8% Subordinated Debentures due 1996 (the "Bonds") plus accrued interest through the date of payment, held by Foothill Capital Corporation ("Foothill"), such transaction to be consummated in accordance with any required or appropriate procedures pursuant to the Indenture dated as of December 1, 1984 between Kettle and Texas Commerce Bank, National Association, or otherwise under applicable laws.

         For purposes of this agreement, "Net Proceeds" shall be an amount equal to the Gross Sale Price less all sums paid or payable by Kettle (a) in connection with the sale transaction for the Property, including, but not limited to, all real estate commissions, attorney's fees, recording fees, fees for surveys, title policy premiums, fees and charges of the title company, messenger and overnight courier costs and any other taxes, charges or fees payable by Kettle under its Purchase and Sale Agreement for the sale of the property or required by law or permitted by the Indenture, in connection with the sale of the referenced property and/or lb) in connection with expenses incurred in the purchase of the Bonds held by Foothill and the unconditional transfer thereof to Kettle, and/or (c) in connection with the transactions contemplated in paragraph 2 of this letter, rounded to the next lowest integral multiple of $1,000. Such Net Proceeds shall be utilized by Kettle to purchase such Bonds within three (3) business days after the final determination of the amount of the Net Proceeds.


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Mr. Dennis R. Ascher                                           February 28, 1995
Foothill Capital Corporation                                              Page 2


2. On or before March 31, 1995, Kettle and Foothill shall have taken such steps as are reasonably necessary to subject the Kettle office building site located at 3131 Argonne, Houston, Harris County, Texas 77098, as more particularly described on Exhibit "B" attached hereto and incorporated herein by this reference for all purposes (the "Substitute Site") to the liens of the Indenture, including the preparation, execution and recording of documentation reasonably acceptable to Foothill and the furnishing to Foothill of an Owner Policy of Title Insurance in an amount, and containing only such exceptions to title, as may be acceptable to Foothill. All costs of such transaction, including without limitation, title policy premiums, recording fees and attorneys fees, shall be paid by Kettle. Foothill agrees that, notwithstanding anything in the Indenture to the contrary (including but not limited to the provisions of Section 6.3 of the First Indenture) which may be deemed to apply to this transaction, Foothill shall not require an appraisal of the Substitute Site, nor compliance with any other provisions of Section 6.3 of the First Indenture.

3. To the extent that Article 4 of the First Indenture may be or be deemed to be applicable to the sale of the Property, Kettle and Foothill agree as follows:

         (a) Foothill consents to the sale of the Property and shall instruct the Trustee under the Indenture to execute and deliver a release of lien with respect thereto; and

         (b) to the extent that the Property may be or be deemed to be "Other Property" as defined in the Indenture, Foothill has agreed to waive compliance by Kettle with the requirements of
                 Section 4.2 of the Indenture with respect to "Dispositions of Other Property", and to waive any failure to comply with such
                 Section 4.2 which may be related to the sale of the Property.

4. Reference is hereby made to that certain Loan Agreement, as modified and extended (the "Loan Agreement") dated as of February 11, 1994, between Kettle and Foothill, under which Foothill made a $1,000,000 term loan to Kettle (the "Term Loan"), as modified and extended by letter agreement dated as of February 10, 1995, and further extended by letter agreement dated as of February 28, 1995, as secured, inter alia, pursuant to a Security Agreement (the "Security Agreement") dated as of February 11, 1994, by and between Kettle and Foothill. Kettle and Foothill agree that the "Collateral", as defined in the Security Agreement, shall remain collateral security for the prompt satisfaction of the 13.30% Note Obligations (as defined in the Security Agreement), and Foothill shall have no obligation to release such Collateral from the lien or security interest created by the Security Agreement, until the Obligations (as defined in the Security Agreement) have been paid in full and the Substitute Site has been subjected to the liens of the Indenture, as provided in paragraph 2 above.


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Mr. Dennis R. Ascher                                           February 28, 1995
Foothill Capital Corporation                                              Page 3

         If the foregoing correctly represents your understanding of our agreements, please so indicate by your signature below.

                                 Sincerely,

                                 KETTLE RESTAURANTS, INC.

                                 /s/ Carlette Woods
                                 -------------------------------------
                                 Carlette Woods
                                 Vice President-Finance

ACCEPTED AND AGREED TO this 28th day of February, 1995.

FOOTHILL CAPITAL CORPORATION

By:      /s/ Dennis R. Ascher
         --------------------
         Dennis R. Ascher
         Vice President


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                                   EXHIBIT "A"

I. The Indenture. To Letter Agreement dated as of February 28, 1995 by and between Kettle Restaurants, Inc. and Foothill Capital Corporation with respect to sale of Kettle Unit #065, Houston, Harris County, Texas.

         Pursuant to that certain Note Purchase Agreement dated as of June 1, 1989 between Kettle Restaurants, Inc., a Texas corporation (formerly known as KRA, Inc.) ("Kettle"), Kettle Restaurants, Inc., a Texas corporation (which was merged into KRA, Inc. on June 23, 1989), Principal Mutual Life Insurance Company ("Principal Mutual"), and Wisconsin Life Insurance Company ("Wisconsin"), Kettle authorized and issued (i) to Principal Mutual that certain 13.30% Senior Secured Note Due 1999 dated as of June 23, 1989 in the aggregate principal amount of $14,000,000.00, and (ii) to Wisconsin that certain 13.30% Senior Secured Note Due 1999 dated as of June 23, 1989, in the aggregate principal amount of $2,000,000.00 (individually, the "$14,000,000 Note" and the "$2,000,000 Note",
respectively, and collectively, the "Notes"). Foothill Capital Corporation ("Foothill") is now the holder of the $14,000,000 Note, and Foothill is now the holder of the $2,000,000 Note. The Notes are secured by (i) that certain Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated June 1, 1989, executed by KRA, Inc. to NCNB Texas National Bank, as trustee ("NCNB"), for the ratable benefit of the holders of the Notes and recorded in various counties within the states of Colorado, Florida, Louisiana, Missouri, New Mexico, North Carolina, Oklahoma, Texas and Virginia, as modified and affected by (a) that certain First Supplemental Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated as of June 23, 1989, executed by Kettle to NCNB, as trustee, for the ratable benefit of the holders of the Notes, (b) that certain Waiver and Amendment dated January 30, 1991, executed by Principal Mutual and Kettle, (c) that certain letter dated January 20, 1992, executed by Principal Mutual and Kettle, (d) that certain letter dated December 16, 1992, executed by Principal Mutual and Kettle, (e) that certain letter dated March 15, 1993, executed by Principal Mutual and Kettle, (f) that certain letter dated May 14, 1993, executed by Principal Mutual, (g) that certain letter dated May 25, 1993, executed by Principal Mutual, (h) that certain Forbearance Agreement dated as of May 28, 1993, executed by Principal Mutual, Central Life Assurance Company ("Central Life") and Kettle, (i) that certain letter dated June 1, 1993, executed by Principal Mutual to Kettle, (j) that certain letter dated June 30, 1993, executed by Principal Mutual and Kettle, (k) that certain letter dated August 2, 1993, executed by Principal Mutual and Kettle, (l) that certain Forbearance Agreement dated as of October 1, 1993, executed by Principal Mutual, Central Life and Kettle, (m) that certain Forbearance Agreement dated as of November 1, 1993 executed by Principal Mutual, Central Life and Kettle, (n) that certain Forbearance Agreement dated as of November 24, 1993 executed by Foothill and Kettle, (o) that certain letter agreement waiving and amending Section 4.13 of the Indenture dated as of January 21, 1994, executed by Foothill and Kettle,
(p) that certain letter agreement dated as of May 27, 1994, executed by Foothill and Kettle, (q) that certain letter agreement dated as of June 3, 1994. executed by Foothill and Kettle, (r) that certain letter agreement dated as of July 26, 1994 executed by Foothill and Kettle, (s) that certain letter agreement dated as of August 17, 1994, executed by Foothill and Kettle, (t) that certain letter dated as of September 1, 1994 executed by NationsBank of Texas, National Association, as Trustee to Kettle, (u) that certain letter agreement dated as of September 8, 1994, executed by Foothill and Kettle, (v) that certain letter agreement dated effective as of September 21, 1994 executed by Foothill and Kettle, (w) that other certain letter agreement also dated as of September 21, 1994 executed by Foothill and Kettle, (x) that certain letter agreement dated as of October 24, 1994 to be effective as of September 1, 1994 executed by Foothill and Kettle, (y) that certain letter agreement dated as of October 25, 1994 executed by Foothill and Kettle, (z) that certain letter agreement dated as of November 29, 1994 executed by Foothill and Kettle, (aa) that other certain letter agreement also dated as of November 29, 1994 executed by Foothill and Kettle, and (ab) that certain letter agreement dated as of December 28, 1994 executed by Foothill and Kettle (as modified and affected, the "First Indenture"), and (ii) that certain Indenture, Deed of Trust, Security Agreement, Assignment of Leases and Financing Statement (Fixture Filing) dated as of May 28, 1993, executed by Kettle to NationsBank of Texas, National Association, as trustee, for the ratable benefit of the holders of the Notes encumbering as of the date hereof six (6) properties within various counties within the states of Oklahoma, Tennessee, and Texas (as modified and affected by the documents described in clauses (h) - (ab) above, the "Second Indenture") (the First Indenture and the Second Indenture being hereinafter collectively referred to as the "Indenture"). NationsBank of Texas, National Association ("Trustee") is the current trustee of the First Indenture and the Second Indenture.


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                                   EXHIBIT "B"

                                 SUBSTITUTE SITE

Being a tract or parcel of land containing 29,991 square feet located in the A.C. Reynolds Survey, Abstract No. 61, Harris County, Texas, and being all of Lots 5, 6, 7, and 8, Block "B", Dozier Addition, according to the map thereof recorded in Volume 302, Page 30 of the Deed Records of Harris County, Texas and 8,456 square feet out of Block 35 of Dickey's West Park Addition, Houston, Harris County, Texas, said 29,991 square feet of land being more particularly described by metes and bounds as follows:

BEGINNING at the intersection of the North right-of-way line of Branard Street (50 feet wide) with the East right-of-way line of Argonne Street (50 feet wide), said point being the Southwest corner of said Block "B", Dozier Addition;

THENCE North, along the East right-of-way line of Argonne Street, at 191.00 feet passing the Northwest corner of said Block "B", Dozier Addition and the Southwest corner of said Block 35 of Dickey's West Park Addition, and continuing North, 75.00 feet, in all a distance of 266.00 feet to the Northwest corner of the herein described tract;

THENCE South 89 degs. 54 mins. 15 secs. East, a distance of 112.75 feet to a point for the Northeast corner of the herein described tract;

THENCE South, at 75.00 feet passing the Northeast corner of said Lot 5, Block "B", Dozier Addition, and continuing South, 191.00 feet along the East line of said Lots 5 and 8, Block "B", Dozier Addition in all a distance of 266.00 feet to a point on the North right-of-way line of Branard Street for the Southeast corner of the herein described tract;

THENCE North 89 degs. 54 mins. 15 secs. West, a distance of 112.75 feet along the North right-of-way line of Branard Street to the POINT OF BEGINNING and containing 29,991 square feet (0.6885 acre) of land.